BYLAWS

                                                        OF

                                          AMERICAN PUBLIC HOLDINGS, INC.



                                           ARTICLE I.  PRINCIPAL OFFICE

         The principal office of the corporation in the State of Mississippi shall be located in the City of Jackson, County of Rankin. The corporation may have such other offices, either within or without the State of Mississippi, as the board of directors may designate or as the business of the corporation may require from time to time.


                                             ARTICLE II.  SHAREHOLDERS

         SECTION 1. Annual Meeting. The annual meeting of the shareholders shall be held on the fourth Thursday in the month of April, in each year at the hour of 11:00 o'clock, A.M., or such other time and date as may be determined by the directors, for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Mississippi, such meeting shall be held on the next succeeding business day.

         If the election of directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

         SECTION 2. Special Meetings. The corporation shall hold a special meeting of shareholders (1) on call of the chairman of the board or the president; or (2) unless the articles of incorporation provide otherwise, if the holders of at least ten percent (10%) of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date and deliver to the corporation's secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held. If not otherwise fixed under applicable law, the record date for determining shareholders entitled to demand a special meeting shall be the date the first shareholder signs the demand.

         SECTION 3. Place of Meeting. The board of directors may designate any place, either within or without the State of Mississippi, for any annual meeting or for any special meeting of shareholders. A valid waiver of notice signed by all shareholders entitled to notice may designate any place, either within or without the State of Mississippi, as the place for any annual meeting


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or for any  special  meeting of  shareholders.  Unless the notice of the meeting states otherwise, shareholders' meetings shall be held at the corporation's principal office.

         SECTION 4. Notice of Meeting. The corporation shall notify shareholders of the date, time and place of each annual and special shareholders' meeting no fewer than ten (10) nor more than sixty (60) days before the meeting date. Unless applicable law or the articles of incorporation require otherwise, the corporation shall give notice only to shareholders entitled to vote at the meeting.

         Unless applicable law or the articles of incorporation require otherwise, notice of an annual meeting need not include a description of the purpose or purposes for which the meeting is called. Notice of a special meeting must include a description of the purpose or purposes for which the meeting shall be called. Only business within the purpose or purposes described in the meeting notice may be conducted at a special shareholders' meeting.

         Unless these bylaws require otherwise, if an annual or special shareholders' meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before adjournment. If a new record date for the adjourned meeting is or must be fixed under applicable law or Article II,
Section 5 of these bylaws, however, notice of the adjourned meeting must be given under this section to persons who are shareholders as of the new record date.

         SECTION 5. Closing of Transfer Books or Fixing of Record Date. The board of directors of the corporation may fix the record date for one or more voting groups in order to determine shareholders entitled to notice of a shareholders' meeting, to demand a special meeting, to vote or to take any other action. A record date may not be more than seventy (70) days before the meeting or action requiring a determination of shareholders. If not otherwise fixed by law, the record date for determining shareholders entitled to notice of and to vote at an annual or special shareholders' meeting shall be the day before the first notice is delivered to shareholders. If the board of directors does not fix the record date for determining shareholders entitled to a distribution (other than one involving a purchase, redemption or other acquisition of the corporation's shares), it shall be the date the board of directors authorizes the distribution. A determination of shareholders entitled to notice of or to vote at a shareholders' meeting shall be effective for any adjournment of the meeting unless the board of directors fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

         SECTION 6. Voting Lists. After fixing a record date for a meeting, the corporation shall prepare an alphabetical list of the names of all its shareholders who are entitled to notice of a shareholders' meeting. The list must be arranged by voting group (and within each voting group by class or series of shares) and show the address of and number of shares held by each shareholder.



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         The  shareholders'  list  must  be  available  for  inspection  by  any shareholder beginning two (2) business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held. A shareholder, his agent or attorney shall be entitled on written demand to inspect and, subject to the requirements of applicable law, to copy the list during regular business hours and at his expense, during the period it shall be available for inspection. The corporation shall make the shareholders' list available at the meeting, and any shareholder, his agent or attorney shall be entitled to inspect the list at any time during the meeting or any adjournment.

         SECTION 7. Quorum. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Unless the articles of incorporation or applicable law impose other quorum requirements, a majority of the votes entitled to be cast on the matter by a voting group, represented in person or by proxy, shall constitute a quorum of that voting group for action on that matter. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice except as may be required by Article II, Section 4 of these bylaws or by applicable law. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. Once a share is represented for any purpose at a meeting, it shall be deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

         SECTION 8. Proxies. A shareholder may appoint a proxy to vote or otherwise act for him by signing an appointment form, either personally or by his attorney-in-fact. An appointment of a proxy shall be effective when received by the secretary or other officer or agent authorized to tabulate votes of the corporation. An appointment shall be valid for eleven (11) months unless a longer period is expressly provided in the appointment form. An appointment of a proxy shall be revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment shall be coupled with an interest. Appointments coupled with an interest include the appointment of (1) a pledgee; (2) a person who purchased or agreed to purchase the shares;
(3) a creditor of the corporation who extended it credit under terms requiring the appointment; (4) an employee of the corporation whose employment contract requires the appointment; or (5) a party to a voting agreement created under applicable law.

         The death or incapacity of the shareholder appointing a proxy does not affect the right of the corporation to accept the proxy's authority unless notice of the death or incapacity shall be received by the secretary or other officer or agent authorized to tabulate votes before the proxy exercises his authority under the appointment. An appointment made irrevocable because it is coupled with an interest shall be revoked when the interest with which it is coupled is extinguished. A transferee for value of shares subject to an irrevocable appointment may revoke the appointment if he did not know of its existence when he acquired the shares and the existence


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of the irrevocable  appointment was not noted  conspicuously  on the certificate representing the shares or on the information statement for shares without certificates.

         Subject to applicable law and to any express limitation on the proxy's authority appearing on the face of the appointment form, the corporation shall be entitled to accept the proxy's vote or other action as that of the shareholder making the appointment.

         SECTION 9. Voting of Shares. Except as provided below or unless the articles of incorporation provide otherwise, and subject to the provisions of
Section 12 of this Article II, each outstanding share, regardless of class, shall be entitled to one (1) vote on each matter voted on at a shareholders'
meeting.  If a quorum  exists,  action on a matter  (other than the  election of directors) by a voting group shall be approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the articles of incorporation or applicable law require a greater number of affirmative votes. Unless otherwise provided in the articles of incorporation, directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

         SECTION 10. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine.

         Absent special circumstances, shares of this corporation shall not be entitled to vote if they are owned, directly or indirectly, by a second corporation, domestic or foreign, and this corporation owns, directly or indirectly, a majority of the shares of the second corporation entitled to vote for the directors of the second corporation. This does not limit the power of this corporation to vote any shares, including its own shares, held by it in a fiduciary capacity.

         Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

         A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

         SECTION 11. Informal Action by Shareholders. Action required or permitted by applicable law to be taken at a shareholders' meeting may be taken without a meeting if the action is taken by all the shareholders entitled to vote on the action. The action must be evidenced by


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one or more written  consents  describing  the action  taken,  signed by all the shareholders entitled to vote on the action, and delivered to the corporation for inclusion in the minutes or filing with the corporate records. If not otherwise determined under applicable law, the record date for determining shareholders entitled to take action without a meeting shall be the date the first shareholder signs such consent. A consent signed under this section has the effect of a meeting vote and may be described as such in any document.

         If applicable law requires that notice of proposed action be given to nonvoting shareholders and the action is to be taken by unanimous consent of the voting shareholders, the corporation must give its nonvoting shareholders written notice of the proposed action at least ten (10) days before the action is taken. The notice must contain or be accompanied by the same material that, under applicable law, would have been required to be sent to nonvoting shareholders in a notice of meeting at which the proposed action would have been submitted to the shareholders for action.

         SECTION 12. Cumulative Voting. Shareholders shall not have the right to cumulate their votes for directors, and the shareholders shall not be entitled to multiply the number of votes they are entitled to cast by the number of directors for whom they are entitled to vote and cast the product for a single candidate or distribute the product among two (2) or more candidates.

         SECTION 13. Shares Held by Nominees. The corporation may establish a procedure by which the beneficial owner of shares that are registered in the name of a nominee shall be recognized by the corporation as the shareholder. The extent of this recognition may be determined in the procedure. The procedure may set forth: (1) the types of nominees to which it applies; (2) the rights or privileges that the corporation recognizes in a beneficial owner; (3) the manner in which the procedure shall be selected by the nominee; (4) the information that must be provided when the procedure is selected; (5) the period for which selection of the procedure shall be effective; and (6) other aspects of the rights and duties created.

         SECTION 14. Corporation's Acceptance of Votes. If the name signed on a vote, consent, waiver or proxy appointment corresponds to the name of the shareholder, the corporation, if acting in good faith, shall be entitled to accept the vote, consent, waiver or proxy appointment and give it effect as the act of the shareholder.

         If the name signed on a vote, consent, waiver or proxy appointment does not correspond to the name of its shareholder, the corporation, if acting in good faith, shall nevertheless be entitled to accept the vote, consent, waiver or proxy appointment and give it effect as the act of the shareholder if: (1) the shareholder is an entity and the name signed purports to be that of an officer or agent of the entity; (2) the name signed purports to be that of an administrator, executor, guardian or conservator representing the shareholder and, if the corporation requests, evidence of fiduciary status acceptable to the corporation has been presented with respect to the vote, consent, waiver or proxy appointment; (3) the name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the corporation requests, evidence of this status acceptable to the corporation has been presented with respect to the vote, consent, waiver or proxy appointment; (4) the name signed purports to be that of a pledgee, beneficial owner or


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attorney-in-fact of the shareholder and, if the corporation  requests,  evidence acceptable to the corporation of the signatory's authority to sign for the shareholder has been presented with respect to the vote, consent, waiver or proxy appointment; (5) two (2) or more persons are the shareholders as cotenants or fiduciaries and the name signed purports to be the name of at least one (1) of the co-owners and the person signing appears to be acting on behalf of all the co-owners.

         The corporation shall be entitled to reject a vote, consent, waiver or proxy appointment if the secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the shareholder.


                                         ARTICLE III.  BOARD OF DIRECTORS

         SECTION 1. General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation managed under the direction of, its board of directors, subject to any limitation set forth in the articles of incorporation.

         SECTION 2. Number, Election, Tenure and Qualifications. The number of directors of the corporation shall be no less than three (3) and no more than twenty-one (21). Directors are elected at the first annual shareholders' meeting and at each annual meeting thereafter. The terms of the initial directors of the corporation expire at the first shareholders' meeting at which directors shall be elected. The terms of all other directors expire at the next annual shareholders' meeting following their election. A decrease in the number of directors does not shorten an incumbent director's term. The term of a director elected to fill a vacancy expires at the next shareholders' meeting at which directors shall be elected. Despite the expiration of a director's term, he continues to serve until his successor shall be elected and qualifies or until there shall be a decrease in the number of directors. A director need not be a resident of this state or a shareholder of the corporation.

         SECTION 3. Resignation of Directors; Removal of Directors by Shareholders. (a) A director may resign at any time by delivering written notice to the board of directors, to its chairman or to the corporation. A resignation shall be effective when the notice is delivered unless the notice specifies a later effective date.

         (b) The shareholders may remove one or more directors with or without cause unless the articles of incorporation provide that directors may be removed only for cause. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove him. A director may be removed only if the number of votes cast to remove him exceeds the number of votes cast not to remove him. A director may be removed by the shareholders only at a meeting called for the purpose of removing him and the meeting notice must state that the purpose, or one (1) of the purposes, of the meeting shall be removal of the director.


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         SECTION 4. Regular  Meetings.  Unless the articles of  incorporation or these bylaws provide otherwise, a regular meeting of the board of directors shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of shareholders.

         SECTION 5. Special Meetings. Special meetings of the board of directors may be called by or at the request of the chairman of the board or the president or the holders of ten percent (10%) of the outstanding shares of stock. Unless the articles of incorporation or these bylaws provide for a longer or shorter period, special meetings of the board of directors must be preceded by at least two (2) days' notice of the date, time and place of the meeting. If no place for the meeting has been designated in the notice, the meeting shall be held at the principal office of the corporation. The notice need not describe the purpose of the special meeting unless required by the articles of incorporation or these bylaws.

         SECTION 6. Place of Meetings. The board of directors may hold regular or special meetings in or out of this state.

         SECTION 7. Quorum. Unless the articles of incorporation or these bylaws require a greater number, a quorum of the board of directors consists of a majority of the number of directors in office immediately before the meeting begins. If less than such number necessary for a quorum shall be present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

         SECTION 8. Manner of Acting. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the board of directors unless the articles of incorporation or bylaws require the vote of a greater number of directors.

         SECTION 9. Action Without A Meeting. Unless the articles of incorporation or bylaws provide otherwise, action required or permitted to be taken at a board of directors' meeting may be taken without a meeting if the action is taken by all members of the board. The action must be evidenced by one or more written consents describing the action taken, signed by each director, and included in the minutes or filed with the corporate records reflecting the action taken. Action taken under this section shall be effective when the last director signs the consent, unless the consent specifies a different effective date. Such a consent has the effect of a meeting vote and may be described as such in any document.

         SECTION 10. Vacancies. Unless the articles of incorporation provide otherwise, if a vacancy occurs on the board of directors, including a vacancy resulting from an increase in the number of directors, (i) the shareholders may fill the vacancy, (ii) the board of directors may fill the vacancy, or (iii) if the directors remaining in office constitute fewer than a quorum of the board, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office. If the vacant office was held by a director elected by a voting group of shareholders, only the holders of shares of that voting group shall be entitled to fill the vacancy if it is filled by the shareholders. A vacancy that will occur at a specific later date (by reason of


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a resignation  effective at a later date or otherwise)  may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

         SECTION 11. Compensation. Unless the articles of incorporation or these bylaws provide otherwise, the board of directors may fix the compensation of directors. By resolution of the board of directors, each director may be paid his expenses, if any, of attendance at each meeting of the board of directors, and may be paid a stated salary as a director or a fixed sum for attendance at each meeting of the board of directors or both. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

         SECTION 12. Executive and Other Committees. Unless the articles of incorporation or bylaws provide otherwise, the board of directors may create an executive committee and one or more other committees and appoint members of the board of directors to serve on them. Each committee must have two (2) or more members, who serve at the pleasure of the board of directors. The creation of a committee and appointment of members to it must be approved by the greater of
(1) a majority of all the directors in office when the action is taken or (2) the number of directors required by the articles of incorporation or bylaws to take action. To the extent specified by the board of directors or in the articles of incorporation or bylaws, each committee may exercise the authority of the board of directors. A committee may not, however, authorize distributions; approve or propose to shareholders action required by applicable law to be approved by shareholders; fill vacancies on the board of directors or on any of its committees; amend articles of incorporation pursuant to applicable law authorizing amendment by the board of directors; adopt, amend, or repeal bylaws; approve a plan of merger not requiring shareholder approval; authorize or approve the reacquisition of shares, except according to a formula or method prescribed by the board of directors; or authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the board of directors may authorize a committee (or a senior executive officer of the corporation) to do so within limits specifically prescribed by the board of directors. Provisions of these bylaws governing meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements of the board of directors, apply to committees and their members as well.

         SECTION 13. Participation by Telephonic or Other Means. Unless the articles of incorporation or these bylaws provide otherwise, the board of directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means shall be deemed to be present in person at the meeting.

                                               ARTICLE IV.  OFFICERS

         SECTION 1. Number. The officers of the corporation shall be a chairman of the board, a president, a secretary and a treasurer, each of whom shall be elected by the board of directors.


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Such other officers,  assistant  officers and agents as may be deemed  necessary may be elected or appointed by the board of directors. Any two or more offices may be held by the same person.

         SECTION 2. Election and Term of Officers. The officers of the corporation to be elected by the board of directors shall be elected annually by the board of directors at the regular meeting of the board of directors immediately following the annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall continue to serve until his successor is elected and qualifies or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

         SECTION 3. Resignation or Removal of Officers and Agents. (a) An officer or agent may resign at any time by delivering written notice to the board of directors, to its chairman or to the corporation. A resignation shall be effective when the notice is delivered unless the notice specifies a later effective date.

         (b) Any officer or agent may be removed by the board of directors whenever in its judgment, the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

         SECTION 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.

         SECTION 5. Chairman of the Board. The chairman of the board must be a member of the board of directors at the time of election to such office. When present he shall preside at all meetings of the shareholders and of the board of directors. He may sign, with the president and secretary or any other proper officer of the corporation thereunto authorized by the board of directors, any deeds, mortgages, bonds, contracts or other instruments which the board of directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of chairman of the board and such other duties as may be prescribed by the board of directors from time to time.

         SECTION 6. President. The president shall be the principal executive officer of the corporation and, subject to the control of the board of directors, shall have general supervision and control of the business and affairs of the corporation. In the absence of the chairman of the board of directors, he shall, when present, preside at all meetings of the shareholders and of the board of directors. He may sign, with the secretary or any other proper officer of the corporation thereunto authorized by the board of directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the board of directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the board of directors from time to time.

         SECTION 7. Vice President. In the absence of the president or in the event of his death, inability or refusal to act, the vice president shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice president shall perform such other duties as from time to time may be assigned to him by the president or by the board of directors.

         SECTION 8. Secretary. The secretary shall (a) prepare and keep the minutes of the directors' and shareholders' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) authenticate records of the corporation; (e) keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder; (f) sign with the president, certificates for shares of the corporation, the issuance of which shall have been authorized by resolutions of the board of directors; (g) have general charge of the stock transfer books of the corporation; (h) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the board of directors.

         SECTION 9. Treasurer. The treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for monies due and payable to the corporation from any source whatsoever, and deposit all such monies in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with these bylaws; and (c) in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the president or by the board of directors. If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the board of directors shall determine.

         SECTION 10. Compensation. The board of directors may fix the compensation of the officers. No such payment shall preclude any officer from serving the corporation in any other capacity and receiving compensation therefor.


                               ARTICLE V.  CONTRACTS, LOANS, CHECKS AND DEPOSITS

         SECTION 1. Contracts. The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of

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



and on behalf of the corporation, and such authority may be general or confined to specific instances.

         SECTION 2. Loans. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

         SECTION 3. Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the board of directors.

         SECTION 4. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, companies or other depositories as the board of directors may select.


                         ARTICLE VI.  CERTIFICATES FOR SHARES AND THEIR TRANSFER

         SECTION 1. Certificates for Shares. Shares shall be represented by certificates. Certificates representing shares of the corporation shall be in such form as shall be determined by the board of directors. At a minimum, each share certificate must state on its face (1) the name of the corporation and that the corporation is organized under the law of the State of Mississippi; (2) the name of the person to whom issued; and (3) the number and class of shares and the designation of the series, if any, the certificate represents. If the corporation is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences and limitations applicable to each class and the variations in rights, preferences and limitations determined for each series (and the authority of the board of directors to determine variations for future series) must be summarized on the front or back of each certificate or the corporation must furnish the shareholder this information on request in writing and without charge.

         Each share certificate must be signed (either manually or in facsimile) by the president or a vice president and by the secretary or an assistant secretary or by such other officers designated in the bylaws or by the board of directors so to do, and may be sealed with the corporate seal. If the person who signed (either manually or in facsimile) a share certificate no longer holds office when the certificate is issued, the certificate is nevertheless valid.

         All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in the case of a lost, destroyed, or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the board of directors may prescribe.

         SECTION 2. Transfer of Shares. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation, and on surrender for cancellation of the certificate for such shares.

                                           ARTICLE VII.  INDEMNIFICATION

         SECTION  1.  Mandatory  Indemnification.  Subject  to Section 3 of this
Article VII, the corporation shall indemnify any person who was or is a party or is threatened to be made party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, or employee of the corporation, or is or was serving at the request of the corporation as a director, officer, or employee of another corporation partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. This indemnification provision shall not extend to those suits instituted by any such director, officer, or employee unless and to the extent such indemnification is authorized by the Board of Directors.

         SECTION 2. Derivative Actions. Subject to Section 3 of this Article VII, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, or employee of the corporation, or is or was serving at the request of the corporation as a Director, officer, or employee of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

         SECTION 3. Procedure for Determining Right to Indemnification. Any indemnification under this Article VII (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, or employee is proper in the circumstances because he has met the applicable standard of conduct set forth in
Section 1 or Section 2 of this Article VII, as the case may be. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum of the entire Board of Directors, which majority and quorum must consist of directors who were not parties to or otherwise interested in such action, suit or proceeding, or (ii) if such a quorum is not obtainable, by independent legal counsel in a written opinion, or (iii) by the stockholder. Directors "parties to or otherwise interested in" an action, suit or proceeding shall include, for purposes of the preceding sentence, (i) any director instituting such action, suit or proceeding, whether in his capacity as director or stockholder (an "Instituting Director") and (ii) any other director nominated
(x) by an Instituting Director (and not by the Board of Directors), (y) as part of the same slate of nominees as an Instituting Director (if not nominated by the Board of Directors), or (z) by the same stockholder or any of the same stockholders who nominated an Instituting Director. To the extent, however, that a director, officer, or employee of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case. Notwithstanding any of the provisions of this Article VII, in no event shall any person be indemnified against expenses (including attorneys' fees), judgments, fines and amounts due or paid in connection with any action, suit or proceeding instituted by any such director, officer, or employee unless and to the extent such indemnification is authorized by the Board of Directors, or against expenses, penalties, or other payments incurred in an administrative proceeding or action instituted by an appropriate bank regulatory agency which proceeding or action results in a final order assessing civil money penalties or requiring affirmative action by an individual or individuals in the form of payments to the corporation.

         SECTION 4. Standard of Conduct.  For purposes of a determination  under
Section 3 of this Article VII, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, or with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the corporation or another enterprise, or on information supplied to him by the officers of the corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the corporation or another enterprise or on information or records given or reports made to the corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term "another enterprise" as used in this Section 4 shall mean any other corporation or any partnership, joint venture, trust or other enterprise of which such person is or was serving at the request of the corporation as a director, officer, or employee. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Sections 1 or 2 of this Article VII, as the case may be.

         SECTION 5. Determination by Court. Notwithstanding any contrary determination in the specific case under Section 3 of this Article VII, and notwithstanding the absence of any determination thereunder, any director, office, or employee may apply to any court of competent jurisdiction in the State of Mississippi for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article VII. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director, officer, or employee is proper in the circumstances because he has met the applicable standards of conduct set forth in Sections 1 and 2 of this
Article VII, as the case may be. Notice of any application for indemnification pursuant to this Section 5 shall be given to the corporation promptly upon the filing of such application.

         SECTION 6. Advancing Expenses. Expenses incurred in defending or investigating a threatened or pending action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, or employee to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Article VII.

         SECTION 7. Indemnification Under This Article Not Exclusive. The indemnification provided by this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any Bylaw, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the corporation that indemnification of the persons specified in Sections 1 and 2 of this Article VII shall be made to the fullest extent permitted by law. The provisions of this Article VII shall not be deemed to preclude the indemnification  of any person who is not  specified  in Sections 1 or 2 of this
Article VII, but whom the corporation has the power or obligation to indemnify under the provisions of applicable federal or state law, or otherwise. The indemnification provided by this Article VII shall continue as to a person who has ceased to be a director, officer, or employee and shall inure to the benefit of heirs, executors and administrators of such person.

         SECTION 8. Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, or employee of the corporation, or is or was serving at the request of the Corporation as a director, officer, or employee of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him, and incurred by him, in any such capacity, or arising out of his status as such, whether or not the corporation would have the power or the obligation to indemnify him against such liability under the provisions of this Article VII, provided that the corporation shall not purchase or maintain insurance coverage for a formal order by a bank regulatory agency assessing civil money penalties against a director or employee of the corporation.

         SECTION 9. Persons Covered. For purposes of this Article VII, references to "the corporation shall include, in addition to the resulting company, any constituent company (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees, so that any person who is or was a director, officer, or employee of such constituent company as a director, officer, or employee of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VII with respect to the resulting or surviving company as he would have with respect to such constituent company if its separate existence had continued.

                                               ARTICLE VIII.  NOTICE

         Notice shall be in writing unless oral notice is reasonable under the circumstances. Notice may be communicated in person; by telephone, telegraph, teletype or other form of wire or wireless communication; or by mail or private carrier. If these forms of personal notice shall be impracticable, notice may be communicated by a newspaper of general circulation in the area where published; or by radio, television or other form of public broadcast communication.

         Written notice to shareholders, if in a comprehensible form, shall be effective when mailed, if mailed postpaid and correctly addressed to the shareholder's address shown in the corporation's current record of shareholders.

         Except as provided above with respect to notice to shareholders, written notice, if in a comprehensible form, shall be effective at the earliest of the following:

         (1)      When received;

         (2) Five (5) days after its deposit in the United States mail, as evidenced by the postmark, if mailed postpaid and correctly addressed;

         (3) On the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee.

         Oral notice shall be effective when communicated if communicated in a comprehensible manner.

         If applicable law prescribes notice requirements for particular circumstances, those requirements govern. If the articles of incorporation or these bylaws prescribe notice requirements, not inconsistent with this section or other provisions of applicable law, those requirements govern.

                                ARTICLE IX.  WAIVER OF NOTICE; ASSENT TO ACTIONS

         Unless otherwise provided by law, a shareholder or director of the corporation may waive any notice required by applicable law, the articles of incorporation or these bylaws, before or after the date and time stated in the notice. Except as provided below, the waiver must be in writing, be signed by the shareholder or director entitled to the notice, and delivered to the corporation for inclusion in the minutes or filing with the corporate records.

         A director's attendance at or participation in a meeting waives any required notice to him of the meeting unless the director at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. A shareholder's attendance at a meeting (i) waives objection to lack of notice or defective notice of the meeting unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (ii) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

         A director who is present at a meeting of the board of directors or a committee of the board of directors when corporate action is taken shall be deemed to have assented to the action taken unless: (1) he objects at the beginning of the meeting (or promptly upon his arrival) to holding it or transacting business at the meeting; (2) his dissent or abstention from the action taken shall be entered in the minutes of the meeting; or (3) he delivers written notice of his dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation immediately after adjournment of the meeting. The right of dissent or abstention shall not be available to a director who votes in favor of the action taken.

                                              ARTICLE X.  FISCAL YEAR

         The fiscal year of the corporation shall begin on January 1 and end on December 31 in each year.


                                            ARTICLE XI.  DISTRIBUTIONS

         The board of directors may authorize and the corporation may make distributions to its shareholders, subject to restriction by the articles of incorporation and applicable law.



199235.1/                                                        16

                                           ARTICLE XII.  CORPORATE SEAL

         The board of directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation and the state of incorporation and the words "Corporate Seal".


                                             ARTICLE XIII.  AMENDMENTS

         Unless the articles of incorporation, applicable law or a resolution of the shareholders reserves this power exclusively to the shareholders in whole or part, the corporation's board of directors may amend or repeal these bylaws and adopt new bylaws at any regular or special meeting of the board of directors.

                                         17